Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2, Post Effective Amendment NO. 1, of our report dated March 10, 2006, relating to the financial statements of Turbine Truck Engines, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/S/ Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida

April 24, 2006